Exhibit 4.5

CNH INDUSTRIAL CAPITAL LLC

as Issuer

THE GUARANTORS party hereto

and

[                    ]

as Trustee

INDENTURE

Dated as of [                    ]

DEBT SECURITIES

Certain Sections of this Indenture relating to Sections 3.10 through 3.18,

inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4) (a)(5)	Not Applicable 6.09
(b)	6.08
6.10
Section 311(a)	6.13
(b)	6.13
Section 312(a)	7.01
7.02
(b)	7.02
(c)	7.02
Section 313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
Section 314(a)	10.15
(a)(4)	1.01
10.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
Section 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
Section 316(a)	1.01
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04
Section 317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
Section 318(a)	1.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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INDENTURE, dated as of [                    ], between CNH Industrial Capital LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”), the Guarantors party hereto, and [                    ], [                    ], as Trustee (herein called the “Trustee”).

Recitals of the Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (each a “Security”) to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done.

Now, Therefore, This Indenture Witnesseth:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the benefit of each other and for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 1.01	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(4)    unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” means with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Security Registrar, Paying Agent, or Depositary Custodian.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Attributable Debt” means, as to any particular lease under which either the Company or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (excluding any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (a) the weighted-average Yield to Maturity of the Securities and (b) the interest rate inherent in such lease (as determined in good faith by the Company), both to be compounded semi-annually. The net total obligations of the lessee for rental payments under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation). If any lease is terminable by the lessee upon the payment of a penalty and under the terms of the lease the termination right is not exercisable until after the determination date and the amount of such penalty discounted to the determination date as provided above is less than the net amount of rentals payable after the time as of which such termination could occur (the “termination time”) discounted to the determination date as provided above, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the termination time in calculating the Attributable Debt for such lease. If any lease is terminable by the lessee upon the payment of a penalty and such termination right is exercisable on the determination date and the amount of the net rentals payable under such lease after the determination date discounted to the determination date as provided above is greater than the amount of such penalty, the “Attributable Debt” for such lease as of such determination date shall be equal to the amount of such penalty.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Governing Body of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Trustee or banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Capital Lease Obligations” of either the Company or any Restricted Subsidiary means the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date determined in accordance with generally accepted accounting principles.

“Capital Stock” means:

(1)    with respect to any Person that is a Corporation, any and all shares of corporate stock of such Person;

(2)    with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock of such Person;

(3)     with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) of such Person; and

(4)    with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits, losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of one or more of the following events:

(1)    any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than one or more Permitted Holders, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of the Company’s Capital Stock;

(2)    there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than any transfer to (x) the Company or one or more Subsidiaries of the Company or (y) any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned directly or indirectly by one or more Permitted Holders;

(3)    there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Capital Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company (x) in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger or (y) with any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned directly or indirectly by one or more Permitted Holders;

(4)    the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

(5)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Governing Body of the Company (together with any new directors or managers whose election by such Governing Body or whose nomination for election by the equity-holders of the Company was approved either (x) pursuant to a vote of a majority of the directors or managers then still in office who were either directors or managers at the beginning of such period or whose election or nomination for election was previously so approved or (y) by the Permitted Holders) cease for any reason to constitute a majority of the Governing Body of the Company then in office; or

(6)    the first day on which CNH Industrial fails to own, either directly or indirectly, through one or more Subsidiaries, more than 50% of the total voting power of the Company’s Capital Stock.

“Change of Control Offer” has the meaning specified in Section 10.13.

“Change of Control Payment” has the meaning specified in Section 10.13.

“Change of Control Payment Date” has the meaning specified in Section 10.13(2).

“Change of Control Triggering Event”, with respect to the Securities of a series, means both (i) a Change of Control shall have occurred and (ii) either (x) the Securities of that series shall not have Investment Grade Status at the time of the occurrence of such Change of Control and shall not have obtained Investment Grade Status within 30 days after public notice of the occurrence of such Change of Control or (y) the Securities of that series shall have Investment Grade Status at the time of the occurrence of such Change of Control but a Rating Decline shall have occurred and, after giving effect to such Rating Decline, the Securities of that series shall cease to have Investment Grade Status.

“CNH Industrial” means CNH Industrial N.V., a corporation organized under the laws of the Kingdom of The Netherlands, and, for the avoidance of doubt, its successors in interest (whether by merger, consolidation, sale of assets or otherwise).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Common Stock” means the common stock, no par value per share, of the Company.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means, at any date, the total assets (net of applicable reserves) appearing on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding assets of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet) at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, after deducting therefrom (a) all current liabilities (due within one year) of the Company and such Restricted Subsidiaries reflected on such balance sheet (excluding current liabilities of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet) and (b) all Intangible Assets and related liabilities of the Company and such Restricted Subsidiaries reflected on such balance sheet (excluding Intangible Assets and related liabilities of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet).

“Corporate Trust Office” means the corporate trust office of the Trustee, at which at any particular time its corporate trust business in relation to this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at [                    ].

“Corporation” means a corporation, association, company, limited liability company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 13.03.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both with respect to which, would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, any Person that is designated to act as Depositary for such Securities as contemplated by Section 3.01.

“Depositary Custodian” means the Trustee as custodian with respect to any Global Securities or any successor entity thereto.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1.04.

“Future Guarantor” has the meaning specified in Section 14.03.

“GAAP” or “generally accepted accounting principles” means, with respect to any computation required or permitted hereunder for a series of Securities, such accounting principles as are generally accepted in the United States of America as in effect on the relevant Issue Date for such series of Securities.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.04 (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

“Governing Body” means, as to any Person, the board of directors, board of managers or other governing body of such Person or any duly authorized committee thereof.

“Group” has the meaning specified in the definition of “Change of Control.”

“Guarantee” means the guarantee of a Guarantor of the obligations of the Company in respect of the Securities of a series.

“Guarantor” means (i) with respect to each series of Securities, each of CNH Industrial Capital America LLC and New Holland Credit Company, LLC (unless otherwise provided by supplemental indenture hereto with respect to specific series of the Securities pursuant to Section 9.02), (ii) with respect to the applicable series of Securities, each Person that becomes a Guarantor of such series pursuant to Section 9.01(9) and (iii) a Future Guarantor pursuant to Section 14.03 hereof, in each case (i), (ii) and (iii) until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Transaction” means any transaction to hedge interest rate, currency, commodity and/or equity risks and exposures, including a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return option, credit spread transaction, repurchase transaction, reverse repurchase transaction, security lending transaction, buy/sell-back transaction, agreement for the purchase, sale or transfer of any commodity or any other commodity trading transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination of these transactions or any transactions similar to the transactions described above.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, at any date, without duplication, (i) all obligations for borrowed money of the Company or a Restricted Subsidiary of the Company or any other indebtedness of the Company or a Restricted Subsidiary of the Company, evidenced by bonds, debentures, notes or other similar instruments, maturing more than 12 months after the time of computation thereof, (ii) guarantees of any such obligations or indebtedness or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other commercial paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary all Preferred Stock of such Restricted Subsidiary and (iv) all Capital Lease Obligations; provided, however, that in each such case, obligations and other indebtedness of the Company or a Restricted Subsidiary of the Company incurred as a part of a Securitization Transaction shall not constitute Indebtedness.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01.

“Intangible Assets” means, at any date, the value (net of any applicable reserves), as shown on or reflected in the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or an equivalent rating by any Successor Rating Agency.

“Investment Grade Status”, in respect of a series of the Securities, means that such series of the Securities shall have an Investment Grade Rating from both Rating Agencies; provided that no Default or Event of Default has occurred and is continuing.

“Issue Date” with respect to a series of the Securities means the date of initial issuance of that series of Securities.

“Legal Defeasance” has the meaning specified in Section 13.02.

“Lien” means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or lease in the nature thereof); provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, required purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Notation of Guarantee” means a notation, substantially in the form of Exhibit A attached hereto, executed by a Guarantor pursuant to clause (ii) of the definition of “Guarantor”, and affixed to each Security of any series to which the Guarantee of such Guarantor under Article 14 of this Indenture applies.

“Officer” means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, President or any Vice President of such Person.

“Officers’ Certificate” means with respect to any Person, a certificate signed by two Persons who may include the Chief Executive Officer, the President, any Vice President, the Secretary or any Assistant Secretary, the Chief Financial Officer, Chief Accounting Officer or any Treasurer or Assistant Treasurer of such Person that shall comply with applicable provisions of this Indenture. One of the Officers signing an Officers’ Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel complying with the requirements of this Indenture who, subject to any express provisions hereof, may be an employee of or counsel for the Company, and other counsel which is reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)    Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)    Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)    Securities as to which Legal Defeasance has been effected pursuant to Section 13.02; and

(4)    Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.02, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Parent” means, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.

“Parent Support Agreement” means the Support Agreement, dated November 4, 2011, between CNH Capital LLC and CNH Global N.V., relating to certain financial support provided by CNH Global N.V. to the Company, as supplemented by that certain Supplemental Support Agreement, dated September 27, 2013, by and among the Company, CNH Global N.V. and CNH Industrial.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Permitted Holders” means each of:

(1)    CNH Industrial;

(2)    any Person that is a Subsidiary of CNH Industrial for so long as such Person continues to be a Subsidiary of CNH Industrial; and

(3)    any Parent of CNH Industrial (provided that in the case of this clause (3), at all times, the Company shall also be a direct or indirect Subsidiary of CNH Industrial).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Rating Agencies” means Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“Rating Decline”, with respect to a series of the Securities, shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended to up to 180 days after public notice of the occurrence of a Change of Control so long as the rating of that series of Securities is under publicly announced consideration for possible downgrade as a result of the occurrence of such Change of Control by either of the Rating Agencies), the rating of that series of the Securities by either Rating Agency shall be decreased.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Subsidiary of the Company of property or services, and monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary”, with respect to a series of Securities, means any Subsidiary of the Company that is not an Unrestricted Subsidiary in respect of such series of Securities. Unless otherwise specified in the applicable prospectus supplement, as of the Issue Date in respect of each series of the Securities, each of the following Subsidiaries of the Company will be a Restricted Subsidiary with respect to all series of Securities: CNH Industrial Capital America LLC, CNH Industrial Capital Canada Ltd. and New Holland Credit Company, LLC.

“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., or any successor thereto.

“Secured Indebtedness” means Indebtedness which is secured by any Lien on any asset or property (whether owned on the relevant Issue Date in respect of the Securities of a series or thereafter acquired or created) of the Company or of a Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Securitization Subsidiary”, with respect to the Securities of a series, means a Subsidiary of the Company (a) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (b) as to which no portion of the indebtedness or any other obligations of which (i) is guaranteed by the Company or any Restricted Subsidiary in respect of such series of the Securities, or (ii) subjects any property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any Lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and affiliate notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold or in respect of which security interests are granted in connection with securitization transactions involving such assets.

“Security” has the meaning stated in the first recital of this Indenture and more particularly means any Security authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act, as such Regulation is in effect on the relevant Issue Date in respect of the Securities of a series.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary,” with respect to any Person, means:

(1)    any Corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors or managers under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

(2)    any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Successor Rating Agency” has the meaning specified in the definition of “Rating Agency”.

“Trust Indenture Act” or the “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Unrestricted Subsidiary”, with respect to a series of Securities, means:

(1)    any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary in respect of such series of Securities by the Governing Body of the Company in the manner provided below;

(2)    any Subsidiary of an Unrestricted Subsidiary in respect of such series of Securities; and

(3)    any successor by merger or consolidation of an Unrestricted Subsidiary in respect of such series of Securities unless such merger or consolidation is with a Restricted Subsidiary in respect of such series of Securities;

provided that unless otherwise specified as contemplated by Section 3.01 in respect of the Securities of any series, each Subsidiary of the Company in existence on the relevant Issue Date in respect of the Securities of that series, other than CNH Industrial Capital America LLC, CNH Industrial Capital Canada Ltd. and New Holland Credit Company, LLC, shall be considered an Unrestricted Subsidiary in respect of such series of Securities.

The Governing Body of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary in respect of any such series of Securities unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated has total assets of $1,000 or less.

The Governing Body of the Company may designate any Unrestricted Subsidiary in respect of such series of Securities to be a Restricted Subsidiary in respect of such series of Securities; provided, however, that immediately after giving effect to such designation, no default shall have occurred and be continuing. Any such designation by the Governing Body shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Governing Body giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Yield to Maturity”, with respect to a series of the Securities, means the yield to maturity, calculated at the time of issuance of that series of Securities, calculated in accordance with generally accepted financial practice.

SECTION 1.02	Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include,

(1)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03	Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04	Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may, in the circumstances permitted by the Trust Indenture Act, set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any notice of any Default of the character specified in Section 5.01(4) with respect to Securities of such series, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(2) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.05	Notices, Etc., to Trustee and the Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)    the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2)    the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or by overnight air courier guaranteeing next day delivery, to the Company addressed to it at CNH Industrial Capital LLC, 5729 Washington Avenue, Racine, WI 53406, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.06	Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

SECTION 1.07	Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.08	Effect of Headings and Table of Contents.

The Article and Section headings herein, the Trust Indenture Act cross reference table, and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09	Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of each Guarantor in this Indenture will bind its successors, until such Guarantee has been released in accordance with the provisions of this Indenture.

SECTION 1.10	Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11	Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12	Governing Law.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE). THE COMPANY, ANY GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF, RELATING TO OR BASED ON THIS INDENTURE, THE SECURITIES OR ANY GUARANTEES OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 1.13	Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be to the date of such payment.

SECTION 1.14	U.S.A. PATRIOT Act.

The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

SECTION 1.15	Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

ARTICLE TWO

SECURITY FORMS

SECTION 2.01	Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution, Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02	Form of Face of Security.

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

CNH Industrial Capital LLC

No.	$

CUSIP No.

CNH INDUSTRIAL CAPITAL LLC, a limited liability company duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      Dollars on                      [if this Security is to bear interest prior to Maturity, insert - , and to pay interest thereon from                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on                      and                      in each year, commencing                     , at the rate of [    %] per annum, until the principal hereof is paid or made available for payment, [if applicable, insert - provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of [    %] per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                      or                      (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.]

[If the Security is not to bear interest prior to Maturity, insert - The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment.]

Payment of the principal of (and premium, if any) and [if applicable, insert - any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in                     , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that if this Security is a Global Security, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

CNH INDUSTRIAL CAPITAL LLC

By

Attest:

SECTION 2.03	Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [        ,             ], (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and [                    ], as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert – [initially] limited in aggregate principal amount to $        ] [, provided that the Company may, without the consent of any Holder, at any time and from time to time increase the initial principal amount].

[If applicable, insert – The Securities of this series are subject to redemption upon not less than 30 days’ nor more than 60 days’ notice by mail, [if applicable, insert – (1) on                      in any year commencing with the year                      and ending with the year _________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert – on or after             , 20 ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before                     ,     %, and if redeemed] during the 12-month period beginning             ,          of the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Year	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption [(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — Notwithstanding the foregoing, the Company may not, prior to                     , redeem any Securities of this series as contemplated by [if applicable, insert — Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than     % per annum.]

[If applicable, insert – The sinking fund for this series provides for the redemption on                      in each year beginning with the year                      and ending with the year                      of [if applicable, insert – not less than $         (“mandatory sinking fund”) and not more than] $         aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert – mandatory] sinking fund payments may be credited against subsequent [if applicable, insert – mandatory] sinking fund payments otherwise required to be made [if applicable, insert – , in the inverse order in which they become due].]

[If the Security is subject to redemption of any kind, insert – In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert – The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series or certain restrictive covenants with respect to the Securities of this series and Events of Default with respect to the Securities of this series, in each case upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert – If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert – If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [– insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture provides that upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture) with respect to Securities of this series, and subject to further limitations contained therein, the Company will make an offer to purchase the Securities of this series in accordance with the procedures set forth in the Indenture.

The Indenture imposes certain limitations on, among other things, the Company’s ability and the ability of its Restricted Subsidiaries with respect to Securities of this series to incur Secured Indebtedness or enter into certain sale and leaseback transactions; and the Company’s ability and the ability of the Guarantors of Securities of this series to consolidate, merge, convey, transfer or lease their respective properties and assets substantially as an entirety[, add any other restrictive covenants provided for in the supplemental indenture for this series]. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default specified in Section 5.01(7) or (8)) shall occur and be continuing with respect to this series, the Trustee or the Holders of at least 25% in principal amount of Outstanding Securities of this series may declare the principal of, premium, if any, and accrued interest on all of the Outstanding Securities of this series to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series may rescind and annul such acceleration and its consequences if all existing Events of Default with respect to this series, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto. In case an Event of Default specified in Section 5.01(7) or (8) of the Indenture occurs with respect to the Securities of this series and is continuing with respect to the Securities of this series, such principal amount, together with premium, if any, and interest with respect to all of the Outstanding Securities of this series, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions (i) permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of a series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture with respect to such series and (ii) permitting the Holders of a majority in principal amount of the Outstanding Securities of a series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults in respect of the Securities of such series under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

When a successor entity assumes, in accordance with the Indenture, all the obligations in respect of the Securities of this series of its predecessor under the Securities of this series and the Indenture, and immediately before and thereafter no Default with respect to this series or Event of Default with respect to this series exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[If applicable, insert - This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.]

[If applicable, insert - Interest on the principal balance of this Security shall be calculated on the basis of a [365- or 366-day year, as appropriate, for the actual number of days elapsed] [360-day year of twelve 30-day months]]

Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: CNH Industrial Capital LLC, Attention: General Counsel, 5729 Washington Avenue, Racine, WI 53406.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE). EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA AND THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE LOCATED IN THE CITY OF NEW YORK, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, RELATING TO OR BASED ON THE INDENTURE, THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY

JURY IN ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF, RELATING TO OR BASED ON THE INDENTURE, THIS SECURITY OR ANY TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.04	Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

SECTION 2.05	Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

[ ],
As Trustee

By
Authorized Signatory

ARTICLE THREE

THE SECURITIES

SECTION 3.01	Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1)    the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)    any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(3)    the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4)    the date or dates on which the principal of any Securities of the series is payable;

(5)    the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6)    the place or places where the principal of and any premium and interest on any Securities of the series shall be payable and the manner in which any payment may be made;

(7)    the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8)    the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)    if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10)    if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, a financial or economic measure or pursuant to a formula, the manner in which such amounts shall be determined;

(11)    if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of making payment in the currency of the United States of America and for purposes of applying the definition of “Outstanding” in Section 1.01;

(12)    if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13)    if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(14)    if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15)    if applicable, that the Securities of the series, shall be subject to either or both of Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; provided that no series of Securities that is exchangeable for Common Shares or other securities pursuant to Section 3.01(19) shall be subject to Legal Defeasance pursuant to Section 13.02;

(16)    if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.04 and any addition to, elimination of or other changes in the circumstances set forth in Clause (2) of the last paragraph of Section 3.05 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(17)    any addition to, elimination of or other change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

(18)    any addition to, elimination of or other change in the covenants set forth in Article Ten which applies to Securities of the series;

(19)    the terms and conditions, if any, pursuant to which the Securities are exchangeable for Common Stock or other securities;

(20)    whether the Securities of such series are entitled to the benefits of the Guarantee of any Guarantor pursuant to this Indenture, whether any such Guarantee will be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such Guarantee; and

(21)    any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided or contemplated by this Section 3.01 with respect to a series of Securities, additional Securities of a series may be issued at the option of the Company, without the consent of any Holder, at any time and from time to time.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series. No Board Resolution or Officers’ Certificate may affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise with respect to any series of Securities except as it may agree in writing.

SECTION 3.02	Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 3.03	Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by the Chairman and President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, under the Company’s seal reproduced thereon attested by the Secretary, one of the Assistant Secretaries or other authorized Person of the Company. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1)    if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(2)    if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture;

(3)    that this Indenture and such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(4)    that all conditions precedent in respect of the authentication and delivery by the Trustee of such Securities have been complied with.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, including where the size of an Outstanding series of Securities is increased as contemplated by Section 3.01, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.04	Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 3.05	Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1)    Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)    Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 3.01, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Security or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) the Company so directs the Trustee by Company Order or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

(3)    Subject to Clause (2) above and to such applicable provisions, if any, as may be specified as contemplated by Section 3.01, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)    Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 3.06	Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07	Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)    The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Except as may be provided in this Section 3.07 or as contemplated in Section 3.01 with respect to any Securities of a series, the Person to whom interest shall be payable on any Security that first becomes payable on a day that is not an Interest Payment Date shall be the Holder of such Security on the day such interest is paid.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08	Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.07) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09	Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures.

SECTION 3.10	Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11	CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities. Any such notice shall not be affected by any defect in or omission of such numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01	Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of any Security expressly provided for herein or in the terms of such Security), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)    either

(A)    all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B)    all such Securities not theretofore delivered to the Trustee for cancellation

(i)    have become due and payable, or

(ii)    will become due and payable at their Stated Maturity within one year, or

(iii)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)    the Company and/or any Guarantors have paid or caused to be paid all other sums payable hereunder by the Company; and

(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating

Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02	Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 5.01	Events of Default.

“Event of Default”, with respect to the Securities of a series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)    the failure to pay interest on any Security of that series when the same becomes due and payable and such default continues for a period of 30 days; or

(2)    the failure to pay the principal of any Security of that series, when such principal becomes due and payable, at Maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities of that series tendered pursuant to a Change of Control Offer in respect of Securities of that series); or

(3)    a default in the performance, or breach, of any term or provision of Section 10.11(3) with respect to the Securities of that series; or

(4)    a default in the observance or performance of any other covenant or agreement contained in this Indenture in respect of the Securities of that series which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the Outstanding principal amount of the Securities of that series, with a copy to the Trustee (except in the case of a default with respect to Section 8.01 which will constitute an Event of Default in respect of the Securities of that series with such notice requirement but without such passage of time requirement); or

(5)    a default under any Indebtedness of the Company, any Restricted Subsidiary with respect to that series of the Company or any Guarantor in respect of the Securities of that series that, in the case of any such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries with respect to that series of the Company and/or Guarantors in respect of the Securities of that series that, together would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any such Restricted Subsidiary of the Company or any such Guarantor or group of Restricted Subsidiaries of the Company and/or any such Guarantors), whether such Indebtedness now exists or is created after the relevant Issue Date in respect of the Securities of that series, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to an amount in excess of $75.0 million; or

(6)    one or more judgments in an aggregate amount in excess of $75.0 million not covered by adequate insurance shall have been rendered against the Company, any Restricted Subsidiary with respect to that series of the Company or any Guarantor in respect of the Securities of that series, that, in the case of any such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or group of Restricted Subsidiaries with respect to such series of the Company and/or Guarantors in respect of the Securities of that series that, together, would constitute a Significant Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; or

(7)    the Company, any Restricted Subsidiary with respect to that series of the Company or any Guarantor in respect of the Securities of that series that, in the case of such Restricted Subsidiary or such Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries with respect to that series of the Company and/or Guarantors in respect of the Securities of that series that together would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case,

(ii)	consents to the entry of an order for relief against it in an involuntary case,

(iii)	consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)	makes a general assignment for the benefit of its creditors,

(v)	makes an admission in writing of its inability to pay its debts generally as they become due, or

(vi)	takes any corporate action to authorize or effect any of the foregoing; or

(8)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)

is for relief against the Company, any Restricted Subsidiary with respect to that series of the Company or any Guarantor in respect of the Securities of that series that, in the case of such Restricted Subsidiary or such Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries with respect to that series of the Company and/or Guarantors in respect of the Securities of that series that together would constitute a Significant Subsidiary in an involuntary case,

(ii)

appoints a Custodian of the Company, any Restricted Subsidiary with respect to that series of the Company or any Guarantor in respect of the Securities of that series that, in the case of such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries with respect to that series of the Company and/or Guarantors in respect of the Securities of that series that together would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any such Restricted Subsidiary of the Company or any such Guarantor that, in the case of such Restricted Subsidiary or such Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries with respect to such series of the Company and/or Guarantors in respect of the Securities of that series that together would constitute a Significant Subsidiary, or

(iii)

orders the liquidation of the Company, any Restricted Subsidiary with respect to such series of the Company or any Guarantor in respect of the Securities of that series that, in the case of such Restricted Subsidiary or such Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries with respect to such series of the Company and/or Guarantors in respect of the Securities of that series that together would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9)    any Guarantor’s Guarantee with respect to Securities of that series ceases to be in full force and effect or any such Guarantee is declared to be null and void and unenforceable or any such Guarantee is found to be invalid or any such Guarantor denies its liability under any of its Guarantees in respect of the Securities of that series (other than by reason of release of such Guarantor in accordance with the terms of this Indenture); or

(10)    default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(11)    any other Event of Default provided with respect to Securities of that series.

SECTION 5.02	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.01(7) or (8)) with respect to the Securities of a series shall occur and be continuing with respect to the Securities of that series, the Trustee or the Holders of at least 25% in principal amount of Outstanding Securities of that series may declare the principal of, premium, if any, and accrued interest on all the Outstanding Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately by notice in writing to the Company and (if given by the Holders of the Securities of that series) the Trustee specifying the respective Events of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in Section 5.01(7) or (8) occurs with respect to the Securities of that series and is continuing with respect to the Securities of that series, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the Outstanding Securities of that series shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. After any such acceleration specified in this Section 5.02 but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may rescind and annul such acceleration if:

(1)    the rescission would not conflict with any judgment or decree;

(2)    all existing Events of Default with respect to the Securities of that Series, other than nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived;

(3)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal on the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof), which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)    the Company has paid the Trustee for the Securities of that series its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)    in the event of the cure or waiver of an Event of Default of the type described in Section 5.01(7) or (8) above for the Securities of that series, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 5.03	Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1)    default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)    default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Security, the whole amount then due and payable on such Security for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Security, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Security and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Security, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture with respect to such series of Securities or in aid of the exercise of any power granted herein, or to enforce any other proper remedy with respect to such series of Securities.

SECTION 5.04	Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 5.05	Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims with respect to a series of the Securities under this Indenture or such series of Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of such Securities in respect of which such judgment has been recovered.

SECTION 5.06	Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article or distributable in respect of the Company’s or Guarantors’ obligations under this Indenture after an Event of Default with respect to a series of the Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest with respect to a Security, upon presentation of such Security and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07 with respect to such series of Securities; and

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively.

SECTION 5.07	Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)    the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)    such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)    the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 5.08	Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date, or, in the case of a Change of Control Offer, on the Change of Control Payment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities of a series to exercise any right or remedy accruing upon any Event of Default with respect to that series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy with respect to a series given by this Article or by law to the Trustee or to the Holders of the Securities of such series may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Securities of such series, as the case may be.

SECTION 5.12	Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1)    such direction shall not be in conflict with any rule of law or with this Indenture, involve the Trustee in personal liability (determined in good faith by the Trustee), or be unjustly prejudicial to the Holders of Securities of such series not joining in any such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders); and

(2)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13	Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past Default hereunder with respect to such series and its consequences, except a default

(1)    in the payment of the principal of or any premium or interest on any Security of such series, or

(2)    in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act, provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or the Company.

SECTION 5.15	Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 6.01	Certain Duties and Responsibilities.

The rights, duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. In addition, except during the continuance of an Event of Default with respect to the Securities of a series, the Trustee need perform only those duties as are specifically set forth in the Indenture relating to the Securities of that series, and no covenants or obligations shall be implied in this Indenture against the Trustee. In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the

Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein). The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts. The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the holders pursuant to Section 5.12 of this Indenture.

If an Event of Default has occurred and is continuing and has not been waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02	Notice of Defaults.

The Trustee shall not be deemed to have notice of any Default with respect to a series of the Securities or Event of Default with respect to a series of the Securities unless a Trust Officer of the Trustee has received written notice of such Default or Event of Default by the Company or by the Holders of at least 25% of the aggregate principal amount of the Outstanding Securities of that series at the Corporate Trust Office of the Trustee.

Within 90 days after the occurrence of any Default with respect to a series of the Securities hereunder or Event of Default with respect to a series of the Securities hereunder, the Trustee shall transmit by mail to Holders of that series of Securities, as their names and addresses appear in the Security Register, a notice of the Default or Event of Default known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that in the case of any Default of the character specified in Section 5.01(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer with respect to the Securities of such series and, except in the case of a failure to comply with Article 8 hereof, the Trustee may withhold the notice if and so long as its Governing Body, the executive committee of its Governing Body or a committee of its directors and/or Officers in good faith determines that withholding the notice is in the interest of such Holders. This Section 6.02 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.03	Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(1)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate or Opinion of Counsel;

(4)    the Trustee may consult with counsel of its selection and the advice of such counsel (to be confirmed in writing) or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture in respect of a series of the Securities at the request or direction of any of the Holders of the Securities of such series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, or inquire as to the performance by the Company of any of its covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

(10)    the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any individual authorized to sign an Officers’ Certificate, including any individual specified as so authorized in any such certificate previously delivered and not superseded;

(11)    in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(12)    in no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(13)    the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

SECTION 6.04	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities and Guarantees, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities, the Guarantees or the Parent Support Agreement. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof or any money paid to the Company pursuant to the terms of this Indenture. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any offering memorandum, prospectus, prospectus supplement or other disclosure material prepared or distributed with respect to the issuance of any Securities hereunder. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities or Guarantees. Neither the Trustee nor any Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any Rating Decline has occurred.

SECTION 6.05	May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company and the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06	Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.07	Compensation and Reimbursement.

The Company agrees

(1)    to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)    to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability or reasonable expense including taxes (other than taxes imposed on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder; provided that the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.07 except with respect to funds held in trust for the benefit of the Holders of particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(7) or Section 5.01(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture. “Trustee” for the purposes of this Section 6.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence and willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 6.08	Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or any other indenture of the Company.

SECTION 6.09	Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of any one series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10	Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee with respect to a series of the Securities and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

If at any time:

(1)    the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)    the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee resigning or being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 6.11	Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12	Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13	Preferential Collection of Claims Against the Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.14	Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer, or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the

Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as the Company and the Authenticating Agent shall from time to time agree in writing.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[ ],
As Trustee

By

As Authenticating Agent

By

Authorized Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

SECTION 7.01	Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(1)    semi-annually, not later than each Interest Payment Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding Regular Record Date, as the case may be, and

(2)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 7.02	Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.03	Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted within 60 days after each September 1 and on each anniversary of such date.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01	Limitation on Merger, Consolidation, Conveyance, Transfer or Lease.

(1)    With respect to any series of the Securities, the Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:

(A)    (i) the Company shall be the surviving or continuing entity or (ii) the Person formed by such consolidation or with or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Outstanding Securities of such series and the performance or observance of every covenant of this Indenture in respect of the Securities of such series and any related supplemental indenture on the part of the Company to be performed or observed and shall expressly assume all obligations of the Company under the Parent Support Agreement;

(B)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary of the Company as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default in respect of the Securities of such series or Event of Default in respect of the Securities of such series shall have occurred and be continuing;

(C)    if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company or any Subsidiary of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture in respect of the Securities of such series, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities of such series equally and ratably with (or prior to) all indebtedness secured thereby; and

(D)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

(2)    For purposes of the foregoing, the conveyance, transfer or lease of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(3)    With respect to any series of the Securities, no Guarantor in respect of the Securities of such series (other than a Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture) shall consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any

Person, and the Company shall not permit any Person to consolidate with or merge with or into any other Guarantor or convey, transfer or lease all or substantially all of its properties and assets to any other Guarantor, unless:

(A)    if such Guarantor shall consolidate with or merge with or into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or with or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of such Guarantor shall be organized and validly existing under the laws of (x) if such Guarantor is organized and existing under the laws of the United States or any State thereof or the District of Columbia, the United States or any State thereof or the District of Columbia; or (y) if such Guarantor is organized and existing under the laws of any other jurisdiction (i) a member state of the European Union (as it exists on the relevant Issue Date in respect of the Securities of such series), (ii) the United States or any State thereof or the District of Columbia or (iii) the jurisdiction of organization or existence of such Guarantor to which such consolidation or merger relates and, in each case, shall expressly assume, by a supplemental indenture substantially in the form of Exhibit B hereto, all of the obligations of such Guarantor under this Indenture in respect of the Securities of such series and such Guarantor’s Guarantee in respect of the Securities of such series;

(B)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of such Guarantor as a result of such transaction as having been incurred by such Guarantor at the time of such transaction, no Default in respect of the Securities of such series or Event of Default in respect of the Securities of such series shall have happened and be continuing;

(C)    if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of such Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture in respect of the Securities of such series, such Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure its Guarantee of the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(D)    such Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture, substantially in the form of Exhibit B hereto, is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

SECTION 8.02	Successor Substituted.

(1)    Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance, transfer or lease, the Company (which term shall for this purpose mean the Person named as the Company or any successor entity which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under this Indenture in respect of the Securities of such series and in respect of the Securities of such series, and may be dissolved and liquidated.

(2)    Upon any consolidation of a Guarantor with, or merger of such Guarantor with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of such Guarantor in accordance with the foregoing, the successor Person formed by such consolidation or with or into which such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of such Guarantor under this Indenture with the same effect as if such successor Person had been a Guarantor under this Indenture; and in the event of any such conveyance, transfer or lease, such Guarantor (which term shall for this purpose mean the Person named as such Guarantor or any successor entity which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under this Indenture in respect of the Securities of such series and in respect of its Guarantees of the Securities of such series, and may be dissolved and liquidated.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01	Without Consent of Holders.

With respect to the Securities of a series, the Company and the Guarantors of the Securities of such series and the Trustee may amend or supplement this Indenture, the Securities of such series or the Guarantees of such series without notice to or consent of any Holder:

(1)    to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Company, adversely affect the rights of any Holder of the Securities of such series in any material respect;

(2)    to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)    to comply with Article 8 hereof;

(4)    to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(5)    to make any change that would provide any additional benefit or rights to the Holders;

(6)    to add to the covenants of the Company or a Guarantor for the benefit of the Holders of such series of Securities, or to surrender any right or power herein conferred upon the Company or any Guarantor for such series;

(7)    to secure the Securities of such series pursuant to the requirements of Section 10.09 or otherwise;

(8)    to reflect the release of a Guarantor from its obligations with respect to its Guarantee for such series pursuant to Section 14.06 hereof;

(9)    to add a Guarantor with respect to such series of the Securities;

(10)    to make any other change that in the opinion of the Company does not materially and adversely affect the rights of any Holder under this Indenture in respect of such series of Securities;

(11)    to add to, change or eliminate any of the provisions of this Indenture in respect of such series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such prior Security with respect to such provision or (B) shall become effective only when there is no such prior Security Outstanding;

(12)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of such series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(13)    to establish the form or terms of Securities of such series as permitted by Sections 2.01 and 3.01.

SECTION 9.02	With Consent of Holders.

With respect to the Securities of a series, subject to Section 5.08 hereof, the Company and the Guarantors of the Securities of such series, when each is authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture in respect of such series of Securities or the Securities of such series or Guarantees with respect to such series with the Act of the Holders of at least a majority in principal amount of the Outstanding Securities of such series. Subject to Section 5.08 hereof, the Holders of a majority in principal amount of the Outstanding Securities of such series may waive compliance by the Company or any Guarantor of such series with any provision of this Indenture in respect of such series of Securities, the Securities of such series, or the Guarantees with respect to such series. However, with respect to each series of Securities, without the consent of each Holder of that series who is affected, an amendment, supplement or waiver, including a waiver pursuant to Section 5.13 hereof, may not:

(1)    reduce the percentage in principal amount of Outstanding Securities of that series whose Holders must consent to an amendment, supplement or waiver, or consent to take any action under this Indenture or the Securities of that series;

(2)    reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on that series of Securities;

(3)    reduce the principal of, or change or have the effect of changing the fixed maturity of, that series of Securities, or change the date on which Securities of that series may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

(4)    make any Security of that series payable in a currency other than that stated in the Security;

(5)    make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on that series of Securities on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then Outstanding Securities of that series to waive Defaults with respect to that series of Securities or Events of Default with respect to that series of Securities;

(6)    amend, change or modify in any material respect the obligation of the Company with respect to that series of Securities to make and consummate a Change of Control Offer after the occurrence of a Change of Control Triggering Event with respect to that series of Securities or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto;

(7)    modify or change any provision of this Indenture or the related definitions affecting the ranking of the Securities of that series or any Guarantee in a manner which adversely affects the Holders of that series; or

(8)    release any Guarantor from any of its obligations under its Guarantee or this Indenture for that series otherwise than in accordance with the terms of this Indenture.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send to the Holders of each series of Securities affected by such amendment, supplement or waiver a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 9.03 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the Act of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03	Trustee to Sign Amendments, etc.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to such execution have been complied with and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04	Revocation and Effect of Consents; Effect of Amendments and Supplemental Indentures.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of the Outstanding Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

After an amendment, supplement or waiver becomes effective as to a series of Securities, it shall bind every Holder of Securities of that series.

Upon the execution of any amendment supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment or supplemental indenture shall form a part of this Indenture for all purposes.

SECTION 9.05	Conformity with TIA.

Every amendment to or supplement of this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.06	Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such amendment or supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 10.01	Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:00 noon New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

SECTION 10.02	Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.01, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

SECTION 10.03	Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit (or, if the Company has deposited any trust funds with a trustee pursuant to Section 13.04(1), cause such trustee to deposit) with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04	Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. With respect to a series of the Securities, the Company shall deliver to the Trustee, within five Business Days of its becoming aware of any Default or Event of Default with respect to such series of Securities, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 10.05	Existence and Maintenance of Properties.

Subject to Article Eight, the Company will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence and its rights and franchises; provided, that nothing in this Section 10.05 shall prevent the abandonment or termination of any right or franchise of the Company if, in the opinion of the Company, such abandonment or termination is in the best interests of the Company and does not materially adversely affect the ability of the Company to fulfill its obligations hereunder.

SECTION 10.06	Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.07	Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.01 for Securities of a specific series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 3.01(18), 9.01(6) or 9.01(13) for the benefit of the Holders of such series, in Article Eight or in any of Sections 10.05, 10.06, and 10.08 through 10.14 (inclusive), if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 10.08	Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year, but only if as of the end of such year Securities issued at an original issue discount are then Outstanding for which reporting to Holders is required.

SECTION 10.09	Limitations on Secured Indebtedness.

With respect to any series of Securities, the Company will not, nor shall it permit any Restricted Subsidiary with respect to such series to, incur, issue, assume, guarantee or create any Secured Indebtedness without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Indebtedness that the Outstanding Securities of such series (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Outstanding Securities) shall be secured equally and ratably with (or prior to) such Secured Indebtedness, so long as such Secured Indebtedness will be secured by a Lien, unless, after giving effect thereto, the sum of the aggregate amount of (a) all outstanding Secured Indebtedness of the Company and such Restricted Subsidiaries, plus (b) all Attributable Debt in respect of sale and leaseback transactions (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (6) inclusive of Section 10.10 below), plus (c) all Indebtedness of CNH Industrial Capital Canada Ltd. (other than Indebtedness of CNH Industrial Capital Canada Ltd. owed to CNH Industrial, or any Parent of CNH Industrial, or any of the Subsidiaries of CNH Industrial or any Parent of CNH Industrial) to the extent not included under (a) or (b) above, would not exceed 15% of Consolidated Net Tangible Assets of the Company and such Restricted Subsidiaries; provided, however, that this restriction will not apply to, and there will be excluded from Secured Indebtedness in any computation under this Section 10.09, Indebtedness secured by:

(1)    Liens on property of any Person existing at the time such Person becomes a Subsidiary;

(2)    Liens on property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;

(3)    Liens on property hereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(4)    Liens in favor of the Company or any Restricted Subsidiary;

(5)    Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

(6)    Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1954, as amended;

(7)    Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business;

(8)    Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the good faith opinion of the Governing Body of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(9)    Liens (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the ordinary course of business;

(10)    Liens relating to collateral provided to any counterparty of the Company or any of its Subsidiaries in connection with any Hedging Transaction; or

(11)    any extension, renewal, refunding or replacement of the foregoing.

SECTION 10.10	Limitations on Sales and Leasebacks.

With respect to any series of Securities, the Company will not, nor shall it permit any Restricted Subsidiary with respect to such series to, enter into any arrangement with any Person providing for the leasing by the Company or any such Restricted Subsidiary of any property of the Company or any such Restricted Subsidiary, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (a “sale and leaseback transaction”) unless, after giving effect thereto, the sum of the aggregate amount of (a) all Attributable Debt with respect to all such sale and leaseback transactions, plus (b) all Secured Indebtedness (with the exception of Indebtedness secured by Liens which are incurred, issued, assumed, guaranteed, created or permitted pursuant to clauses (1) to (11) inclusive of Section 10.09 above), plus (c) all Indebtedness of CNH Industrial Capital Canada Ltd. (other than Indebtedness of CNH Industrial Capital Canada Ltd. owed to CNH Industrial, or any Parent of CNH Industrial, or any of the Subsidiaries of CNH Industrial or any Parent of CNH Industrial) to the extent not included under (a) or (b) above, would not exceed 15% of Consolidated Net Tangible Assets. This Section 10.10 shall not apply to, and there shall be excluded from Attributable Debt in any computation under this Section 10.10 or under Section 10.09, Attributable Debt with respect to any sale and leaseback transaction if:

(1)    The Company or any such Restricted Subsidiary is permitted to incur Indebtedness secured by a Lien pursuant to clauses (1) to (11) inclusive of Section 10.09 on the property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the Securities of such series;

(2)    The Company or any such Restricted Subsidiary, within 270 days after the sale or transfer shall have been made by the Company or any such Restricted Subsidiary, shall apply an amount in cash equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such arrangement or (ii) the fair market value of the property so leased at the time of entering into such arrangement (as determined by the President, the Chief Financial Officer or the Treasurer of the Company) to the retirement of Secured Indebtedness of the Company or any such Restricted Subsidiary (other than Secured Indebtedness owned by the Company or any such Restricted Subsidiary); provided, however, that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision of any Secured Indebtedness;

(3)    The Company or any such Restricted Subsidiary applies the net proceeds of the sale or transfer of the property leased pursuant to such transaction to the purchase of other property or assets used or useful in the Company’s or any such Restricted Subsidiary’s business within 270 days prior or subsequent to such sale or transfer;

(4)    the effective date of any such arrangement is within 270 days of the acquisition of the applicable property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof, whichever is later;

(5)    the lease in such sale and leaseback transaction is for a period, including renewals, of not more than three years; or

(6)    the sale and leaseback transaction is entered into between the Company and any such Restricted Subsidiary or between any such Restricted Subsidiaries.

SECTION 10.11	Compliance with Parent Support Agreement.

The Company (1) shall observe and perform in all material respects all of its covenants or agreements contained in the Parent Support Agreement, (2) shall use commercially reasonable efforts to cause CNH Industrial to observe and perform in all material respects all covenants or agreements of CNH Industrial contained in the Parent Support Agreement and (3) shall not waive compliance under, amend in any material respect or terminate the Parent Support Agreement; provided, however, that the Parent Support Agreement may, in accordance with the terms thereof, be modified, amended or terminated, at CNH Industrial’s election, upon thirty days prior written notice to the Company and to Moody’s and S&P if (i) such modification, amendment or termination would not result in a downgrade of the Company’s rated indebtedness by Moody’s or S&P; (ii) the modification, amendment or notice of termination provides that the Parent Support Agreement shall continue in effect with respect to the Company’s rated indebtedness outstanding on the effective date of the modification, amendment or termination; or (iii) there is no long-term rated indebtedness of the Company outstanding.

SECTION 10.12	Issuance of Subsidiary Guarantees.

With respect to any series of Securities, the Company shall not cause or permit any of its Restricted Subsidiaries with respect to such series, directly or indirectly, to be obligated as a guarantor, other than as a result of any bank or other depositary institution’s right of set-off, of the obligation of the Company or any other Person under any Indebtedness in excess of $50.0 million in the aggregate unless such Restricted Subsidiary concurrently therewith:

(1)    executes and delivers to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Outstanding Securities of such series and this Indenture in respect of the Securities of such series on the terms set forth in this Indenture in respect of such series for so long as such guaranteed Indebtedness exceeds $50.0 million in the aggregate; and

(2)    delivers to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture substantially in the form of Exhibit B hereto has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor in respect of the Securities of such series for all purposes of this Indenture until such Guarantee is released in accordance with the provisions of Section 14.06 hereof. The Company may cause any other Subsidiary of the Company to issue a Guarantee and become a Guarantor.

SECTION 10.13	Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event with respect to a series of Securities, each Holder of that series of Securities will have the right to require that the Company purchase all or a portion of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase (the “Change of Control Payment”) in accordance with the procedures set forth below.

Within 30 days following the date on which the Change of Control Triggering Event occurs, the Company must send by first-class mail, or otherwise deliver to each Holder of that series of Securities in accordance with the applicable procedures of the Depository Trust Company, a notice to each such Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(1)    that the Change of Control Offer is being made pursuant to this Section 10.13 and that all Securities tendered shall be accepted for payment;

(2)    the Change of Control Payment and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”));

(3)    that any Security not tendered shall continue to accrue interest;

(4)    that, unless the Company defaults in the payment of the Change of Control Payment, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)    that Holders accepting the offer to have their Securities of that series purchased pursuant to a Change of Control Offer shall be required to surrender the Securities, with the form entitled “Option of the Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)    that Holders shall be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased;

(7)    that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

(8)    any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

(9)    the name and address of the Paying Agent.

On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Securities of that series or portions of Securities of that series properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities of that series or portions of Securities of that series properly tendered, and (3) deliver or cause to be delivered to the Trustee the Securities of that series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities of that series or portions of Securities of that series being purchased by the Company.

Subject to the Applicable Procedures, the Paying Agent shall as promptly as practicable mail to each Holder of Securities of that series properly tendered the Change of Control Payment for such Securities, and the Company and the Trustee shall as promptly as practicable execute and authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security in principal amount equal to any unpurchased portion of the Securities surrendered, if any; provided however, that each such new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 10.13 by virtue thereof.

SECTION 10.14	Payments for Consent.

With respect to the Securities of any series, the Company shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Securities of such series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture applicable to the Securities of such series, the Securities of such series or the Guarantees in respect of the Securities of such series, unless such consideration is offered to be paid to all Holders of the Securities of such series who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

SECTION 10.15	Reports by the Company.

With respect to the Securities of any series, the Company will deliver to the Trustee, within 15 days after it is required to file them with the Commission, copies of: (A) annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (B) reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (C) reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and (D) any other information, documents or other reports which the Company would be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, if the Company is not obligated to file the information, documents and reports described in clauses (A), (B), (C) or (D) of this sentence with the Commission, or if the Commission does not permit such filing, the Company shall make available such information, documents and reports to prospective purchasers of the Securities of such series, in addition to providing such information to the Trustee and the Holders of the Securities of such series, in each case within 30 days after the time the Company would have been required to file such information with the Commission, if it were subject to Section 13 or 15(d) of the Exchange Act. The Company shall be deemed to have furnished such information, documents or reports to the Trustee, the Holders of the Securities of such series and/or prospective purchasers of the Securities of such series, if the Company has filed such information, documents or reports with the Commission via the EDGAR filing system (or any successor system) and/or posted such information, documents or reports on the Company’s website and such information, documents or reports are publicly available. The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed through the EDGAR filing system (or such successor thereto) or posted on the Company’s website. For so long as any Securities of such series remain Outstanding during any period when the Company is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with information pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will furnish to the Holders of the Securities of such series and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company will transmit by mail to all Holders of the Securities of any series, as the names and addresses of such Holders appear upon the register, within 30 days after the filing thereof with the Trustee, the summaries of information, documents and reports required to be filed by the Company, if any, pursuant to this Indenture as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery to the Trustee of any such reports, certificates, information or documents or any annual reports, information, documents and other reports pursuant to Section 314(a) of the Trust Indenture Act is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Company with any of its covenants with respect to such series hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 11.01	Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for such Securities) in accordance with this Article.

SECTION 11.02	Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed, the Redemption Price (if known), and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction. If the Redemption Price is not known at the time such notice is to be given, the actual Redemption Price, calculated as described in the terms of the Securities, will be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date.

SECTION 11.03	Selection of Securities to Be Redeemed.

In the event that less than all of the Securities of any series are to be redeemed at any time, and the Securities are Global Securities, the particular Securities to be redeemed shall be selected by the Depositary in accordance with the Applicable Procedures. If the particular Securities to be redeemed are not Global Securities, selection of the Securities to be redeemed shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $2,000 or less shall be redeemed in part. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon delivery of the original Security to the Paying Agent and cancellation of the original Security (or transferred by book entry).

The Depositary or Trustee, as applicable, shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.04	Notice of Redemption.

Notice of redemption shall be given, in the case of Global Securities in accordance with Applicable Procedures, and otherwise by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register, with a copy to the Trustee and any Paying Agent.

All notices of redemption shall identify the Securities to be redeemed, including CUSIP number (and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities), if any, the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed, and shall state:

(1)    the Redemption Date,

(2)    the Redemption Price (or manner of calculation if not then known),

(3)    if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4)    that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)    the place or places where each such Security is to be surrendered for payment of the Redemption Price, and

(6)    that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request made to the Trustee at least 35 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) in an Officers’ Certificate requesting that the Trustee give such notice together with the notice to be given setting forth the information to be stated therein as provided in the preceding paragraph, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 11.05	Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or the Securities of the series provide otherwise) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.06	Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 11.07	Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 12.01	Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.01 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 12.02	Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.03	Redemption of Securities for Sinking Fund.

Not less than 60 days (or such shorter period as shall be satisfactory to the Trustee) prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 nor more than 45 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 13.01	Company’s Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 13.02 or Section 13.03 applied to any series of Securities, as the case may be, designated pursuant to Section 3.01 as being defeasible pursuant to such Section 13.02 or 13.03, in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities.

SECTION 13.02	Legal Defeasance and Discharge.

Subject to Section 3.01(15), upon the Company’s exercise of its option (if any) to have this Section applied to any series of Securities, the Company and each Guarantor in respect of the Securities of such series shall be deemed to have been discharged from its obligations with respect to such Securities and the corresponding Guarantees as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company and each such Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and the corresponding Guarantees and to have satisfied all of their other obligations under such Securities and the corresponding Guarantees and this Indenture insofar as such Securities and the corresponding Guarantees are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any series of Securities notwithstanding the prior exercise of its option (if any) to have Section 13.03 applied to such Securities.

SECTION 13.03	Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any series of Securities, (1) the Company and the Guarantors in respect of the Securities of such series shall be released from their obligations under Article 8 and Sections 10.05, 10.06, 10.09 through 10.14, and any covenants provided pursuant to Section 3.01(18), 9.01(6) or 9.01(13) for the benefit of the Holders of such Securities, (2) the occurrence of any event specified in Sections 5.01(4) in respect of the Securities of such series (with respect to Article 8 and Sections 10.05, 10.06, 10.09 through 10.14, and any covenants provided pursuant to Section 3.01(18), 9.01(6) or 9.01(13) for the benefit of the Holders of such Securities) shall be deemed not to be or result in an Event of Default with respect to such series and (3) subject to the satisfaction of the conditions set forth in Section 13.04 hereof, Sections 5.01(3), 5.01(4), 5.01(5) and 5.01(6) hereof shall not constitute Events of Default with respect to such Series, in each case (1), (2) and (3) with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied in respect of the Securities of such series (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities and the corresponding Guarantees, the Company and each Guarantor in respect of the Securities of such series may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Article or Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Article or Section or by reason of any reference in any such Article or Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 13.04	Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 13.02 or Section 13.03 to a series of Securities, as the case may be:

(1)    The Company must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders of the Securities of such series,

cash or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Company, expressed in a written certification to the Trustee, to pay the principal of, premium, if any, and interest on the Securities of such series on the scheduled due dates or on the applicable Redemption Date, if any, as the case may be, provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such cash or the proceeds of such U.S. Government Obligations to said payments with respect to such Securities.

(2)    In the case of an election under Section 13.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the relevant Issue Date in respect of the Securities of such series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Legal Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(3)    In the case of an election under Section 13.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Covenant Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(4)    The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit.

(5)    No Default in respect of the Securities of such series or Event of Default in respect of the Securities of such series shall have occurred and be continuing on the date of such deposit or insofar as Sections 5.01(7) and 5.01(8) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit (other than a Default in respect of the Securities of such series or Event of Default in respect of the Securities of such series resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities of such series concurrently with such incurrence).

(6)    Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities of such series are in default within the meaning of such Act).

(7)    Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture in respect of the Securities of such series or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

(8)    The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others.

(9)    Such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(10)    The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than, in the case of such Opinion of Counsel, paragraph (6) above as to which such counsel need not express an opinion) provided for or relating to such Legal Defeasance or such Covenant Defeasance have been complied with.

(11)    The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit and assuming that no Holder of the Securities of such series is an “insider” with respect to the Company, as that term is defined in Section 101 of title 11, United States Bankruptcy Code (the “Bankruptcy Code”), the cash or securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the Bankruptcy Code.

SECTION 13.05	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government

Obligations held by it as provided in Section 13.04 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 13.06	Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities and the corresponding Guarantees from which the Company and any Guarantor has been discharged or released pursuant to Section 13.02 or 13.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE FOURTEEN

GUARANTEES

SECTION 14.01	Unconditional Guarantee.

With respect to each series of Securities designated pursuant to Section 3.01 as being entitled to the benefits of the Guarantees provided by this Article 14, each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Security of such series authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium thereon (if any) and interest on Securities of such series will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities of such series and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities of such series will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 14.03 hereof. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of any series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of such series and this Indenture. If any

Holder of Securities of such series or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between a Guarantor, on the one hand, and the Holders of Securities of such series and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purpose of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder of Securities of such series in enforcing any rights under this Article 14.

SECTION 14.02	Severability.

In case any provision of this Article 14 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.03	Limitation on Guarantor’s Liability.

Each Guarantor, and by its acceptance hereof, each Holder of Securities of a series entitled to the benefits of the Guarantees provided by this Article 14 and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each such Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

If following the relevant Issue Date in respect of the Securities of such series and notwithstanding anything in Section 9.02 to the contrary:

(1)    (i) there shall be any change in the laws set forth in the first sentence of this Section 14.03 or (ii) any Subsidiary incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than the United States (a “Future Guarantor”) shall be required to execute a Guarantee; or

(2)    the Company shall reasonably determine that it shall be necessary or advisable to amend the terms of this Section 14.03 or to add additional provisions related to the limitations imposed on the Guarantee of a Future Guarantor, then upon the delivery of an Officers’ Certificate and Opinion of Counsel reasonably satisfactory to the Trustee, the Company shall be entitled to amend such clauses or add such additional provisions (including any related modifications to the Notation of Guarantee attached hereto in Exhibit A), as the case may be, in order for the Guarantee of a Guarantor not to so violate applicable law.

SECTION 14.04	Successors and Assigns.

This Article 14 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders of Securities of each series entitled to the benefits of the Guarantees provided by this Article 14 and, in the event of any transfer or assignment of rights by any Holder of Securities of such series or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities of such series shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 14.05	No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders of Securities of each series entitled to the benefits of the Guarantees provided by this Article 14 in exercising any right, power or privilege under this Article 14 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders of Securities of such series herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 14 at law, in equity, by statute or otherwise.

SECTION 14.06	Release of Guarantor.

A Guarantor shall cease to constitute a Guarantor, and its Guarantee shall be deemed cancelled, cease to be of further force and effect, and is hereby released from all of its obligations under its Guarantee:

(A)    in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person other than the Company or any Subsidiary of the Company;

(B)    in connection with the sale or other disposition of all or substantially all of the assets or properties of such Guarantor, including by way of merger, consolidation or otherwise, to a Person other than the Company or any Subsidiary of the Company; or

(C)    in the case of any Subsidiary that is required to Guarantee the Securities of any series pursuant to Section 10.12, upon either (x) the release or discharge of the guarantee of such Subsidiary of Indebtedness of the Company or any other Person which resulted in the obligation to so Guarantee the Securities or (y) the Securities of such series reaching Investment Grade Status.

If the Guarantee of any Guarantor is deemed to be released or is automatically released, the Company shall deliver to the Trustee an Officers’ Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. Upon request and upon being provided with such an Officers’ Certificate and Opinion of Counsel, the Trustee shall execute and deliver confirmation of the cancellation and release of the Guarantee of any Guarantor authorized by this Section.

SECTION 14.07	Execution and Delivery of Guarantee.

To evidence the Guarantee set forth in this Article 14, each Guarantor hereby agrees that a Notation of Guarantee shall be placed on each Security of a series entitled to the benefits of the Guarantees provided by this Article 14 authenticated and made available for delivery by the Trustee and that this Notation of Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor. Each Guarantor hereby agrees that the Guarantee set forth in Section 14.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each such Security a notation of such Guarantee. If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless. The delivery of any Security of a series entitled to the benefits of the Guarantees provided by this Article 14 by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 14.08	Subordination of Subrogation and Other Rights.

Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor’s obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all Outstanding Securities of each series entitled to the benefits of the Guarantees provided by this Article 14 in accordance with the provisions provided therefor in this Indenture.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

CNH INDUSTRIAL CAPITAL LLC

By:
Name:
Title:

[Signature Page to CNH Industrial Capital Indenture]

AS GUARANTORS:

CNH INDUSTRIAL CAPITAL AMERICA LLC

By:
Name:
Title:

NEW HOLLAND CREDIT COMPANY, LLC

By:
Name:
Title:

[Signature Page to CNH Industrial Capital Indenture]

[ ], as Trustee

By:

[Signature Page to CNH Industrial Capital Indenture]

Exhibit A

FORM OF NOTATION OF GUARANTEE

Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Security upon which this notation is endorsed) signing below hereby unconditionally, jointly and severally, guarantees (such guarantee being referred to herein as the “Guarantee”), to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, premium, if any, and interest (if such Security provides for the payment of interest) on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The terms of the Guarantee evidenced by this Notation of Guarantee include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture. For the avoidance of doubt, the terms of Article 14 of the Indenture are incorporated by reference into this Notation of Guarantee as if set forth herein.

The Guarantee evidenced by this Notation of Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Notation of Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The Guarantee evidenced by this Notation of Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

The Guarantee evidenced by this Notation of Guarantee is subject to release upon the terms set forth in the Indenture.

[ ]

By:
Name:
Title:

A-1

Exhibit B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                    ], among [                    ] (the “New Guarantor”), a subsidiary of CNH Industrial Capital LLC (or its successor), a Delaware limited liability company (the “Company”), the Company, the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and [                    ], as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be supplemented and amended from time to time, the “Indenture”), dated as of [                    ], providing for the issuance from time to time of Securities;

WHEREAS under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee [all] [certain] of the Company’s obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.    Definitions.

(a)     Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)    For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company’s obligations under [all of the Outstanding Securities] [list series of Securities to be guaranteed] on the terms and subject to the conditions set forth in Article 14 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Securities.

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3.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4.    Governing Law; Waiver of Jury Trial. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE). EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE. THE COMPANY, THE NEW GUARANTOR, THE EXISTING GUARANTORS AND THE TRUSTEE, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SUPPLEMENTAL INDENTURE OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

5.    Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

6.    Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Supplemental Indenture and of signatures by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.    Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

CNH INDUSTRIAL CAPITAL LLC

By:
Name:
Title:

[Signature Page to CNH Industrial Capital Supplemental Indenture]

[EXISTING GUARANTORS]:

By:
Name:
Title:

[ ], as Trustee

By:
Name:
Title:

[Signature Page to CNH Industrial Capital Supplemental Indenture]